REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders of Tax Exempt Proceeds Fund, Inc.

We have audited the accompanying statement of net assets of Tax Exempt Proceeds Fund, Inc. (the "Fund") as of June 30, 2005 and the related statement of operations for the year then ended and the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year in the period ended June 30, 2001, were audited by other auditors whose report, dated July 27, 2001 expressed an unqualified opinion on this information.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2005 by correspondence with the Fund's custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Tax Exempt Proceeds Fund, Inc. as of June 30, 2005, the results of its operations for the year then ended and the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


New York, New York                                        Sanville & Company

July 19, 2005